UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2026

Adicet Bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38359	81-3305277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 Dartmouth Street, Floor 3
Boston, Massachusetts		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 503-9095

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ACET	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors.

On November 11, 2026, Andrew Sinclair, Ph.D., a Class III member of the board of directors (the “Board”) of Adicet Bio, Inc. (the “Company”), notified the Company of his resignation from the Board, the Audit Committee of the Board (the “Audit Committee”) and the Nominating and Corporate Governance Committee of the Board (the “NCG Committee”), effective on November 13, 2026. Dr. Sinclair’s resignation from the Board was not the result of any disagreement with management or the Board or on any matter relating to the Company’s operations, policies or practices. Effective upon Dr. Sinclair’s resignation, the size of the Board will be reduced from seven to six.

On November 13, 2026, upon the recommendation of the NCG Committee of the Board, the Board appointed current director Michael Grissinger to serve on the Audit Committee. The Board determined that Mr. Grissinger meets the requirements for independence of audit committee members under the listing standards of The Nasdaq Stock Market and the Securities and Exchange Act of 1934, as amended. Mr. Grissinger was also appointed to serve as chairperson of the NCG Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADICET BIO, INC.

Date: November 13, 2026	By:	/s/ Nick Harvey
	Name:	Nick Harvey
	Title:	Chief Financial Officer